Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	JOHN P. NELSON
PRESIDENT
(515) 232-6251

June 22, 2022

AMES NATIONAL CORPORATION COMPLETES STOCK REPURCHASE PROGRAM

AMES, IOWA – Ames National Corporation (the “Company”) announced today that the stock repurchase program approved in November 2021 was completed on June 17, 2022. The Company purchased 100,000 shares at an average price of $23.01 per share. The program was conducted under the provisions of SEC Rule 10b-18 which provides a “safe harbor” from liability for manipulation of the stock price by reason of the manner, timing, price and volume of purchases in the open market.

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO. The Company’s affiliate banks include: First National Bank, Ames, Iowa; Boone Bank & Trust Co., Boone, Iowa; State Bank & Trust Co., Nevada, Iowa; Iowa State Savings Bank, Creston, Iowa; Reliance State Bank, Story City, Iowa; and United Bank & Trust, Marshalltown, Iowa. Additional information about the Company can be found at www.amesnational.com.